As filed with the Securities and Exchange Commission on December 14, 2005
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HERBALIFE LTD.
(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	5122	98-0377871
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code No.)	(I.R.S. Employer Identification Number)

P.O. Box 309GT
Ugland House, South Church Street
George Town, Grand Cayman, Cayman Islands
(310) 410-9600
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Brett R. Chapman, Esq.
General Counsel
Herbalife Ltd.
P.O. Box 309GT
Ugland House, South Church Street
George Town, Grand Cayman, Cayman Islands
(310) 410-9600
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Jonathan K. Layne	Gregg A. Noel
Gibson, Dunn & Crutcher LLP	Skadden, Arps, Slate, Meagher & Flom LLP
2029 Century Park East	300 South Grand Ave, Suite 3400
Los Angeles, CA 90067	Los Angeles, CA 90071
(310) 552-8500	(213) 687-5000

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒    File No. 333-129683
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to Be	Offering Price	Aggregate	Amount of
Securities to Be Registered	Registered	per Share	Offering Price	Registration Fee

Common Shares, $.002 par value	1,500,000	$30.50	$45,750,000	$4,895.25

EXPLANATORY NOTE
      This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction IV to Form S-3, both as promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-3 (File No. 333-129683) filed by Herbalife Ltd. (the “Company”) with the Securities and Exchange Commission (the “Commission”) on November 14, 2005, as amended, which was declared effective by the Commission on December 13, 2005, including the exhibits thereto and each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated therein, are incorporated herein by reference.

Item 16.	Exhibits.
      See Exhibit Index attached to this Registration Statement and incorporated herein by reference.

SIGNATURES-FORM S-3
      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Los Angeles, State of California, on December 14, 2005.

HERBALIFE LTD.

By:	/s/ Brett R. Chapman

Brett R. Chapman
General Counsel
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Michael O. Johnson	Director, Chief Executive Officer (Principal Executive Officer)	December 14, 2005

* Richard Goudis	Chief Financial Officer (Principal Financial Officer)	December 14, 2005

* David Pezzullo	Chief Accounting Officer (Principal Accounting Officer)	December 14, 2005

* Peter Castleman	Director, Chairman of the Board	December 14, 2005

* Leroy T. Barnes, Jr.	Director	December 14, 2005

* Richard P. Bermingham	Director	December 14, 2005

* Kenneth J. Diekroeger	Director	December 14, 2005

* James H. Fordyce	Director	December 14, 2005

* Peter Maslen	Director	December 14, 2005

* Charles L. Orr	Director	December 14, 2005

* Jesse T. Rogers	Director	December 14, 2005

Signature		Title	Date

* John Tartol		Director	December 14, 2005

* Leon Waisbein		Director	December 14, 2005

By:	/s/ Brett R. Chapman Brett R. Chapman as attorney-in-fact

EXHIBIT INDEX

Exhibit
Number		Description

5.1		Opinion of Maples and Calder, special Cayman Islands Counsel to Herbalife Ltd.

23.1		Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2		Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.3		Consent of Maples and Calder (included in Exhibit 5.1).

24	.1*	Power of Attorney.

*	Previously filed in connection with the Registration Statement on Form S-3 of the Company (File No. 333- 129683) and incorporated herein by reference.